Exhibit 10.5

FORM OF CASH-SETTLED PERFORMANCE STOCK UNIT AWARD AGREEMENT

UNDER THE TUTOR PERINI
CORPORATION OMNIBUS INCENTIVE PLAN

Award Date: _______________________________
Name of Grantee: ___________________________
Target Number of Cash-Settled Performance Stock Units: __________
Performance Metric: ___________________________

THIS AGREEMENT (this “Agreement”) entered into by and between Tutor Perini Corporation (the “Company”) and the Grantee evidences the grant of the target number of Cash-Settled Performance Stock Units (“CPSUs”) specified above (the “Award”) under the Tutor Perini Corporation Omnibus Incentive Plan (as the same may be amended, the “Plan”).

1.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

2.    Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement on or before [•].

3.    Grant of Cash-Settled Performance Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan and in this Agreement, the Company hereby grants this Award to the Grantee as of the Award Date listed above. The target number of CPSUs granted are used to calculate the final number of CPSUs that become earned and vest hereunder, if any, and will be used solely to calculate the cash payout, if any, to the Grantee in accordance with this Agreement. The CPSUs do not create any separate rights or entitlements. A single CPSU represents the right to receive the cash value of one share of Stock, subject to the achievement of certain performance criteria as detailed in Section 4 below.

4.    Performance Criteria; Vesting.

(a)    The CPSUs shall vest in accordance with the following schedule, subject to the achievement of the following performance criteria during the applicable performance period. In accordance with the Plan, the Administrator shall determine and certify in writing the extent to which the performance criteria was achieved and the percentage of the target number of CPSUs that has been vested and earned. Upon the vesting of any CPSUs, such CPSUs shall become payable to the Grantee in cash, as detailed in Section 5 below.

Vesting Date	Target Units	Performance Period
[•]	[•]	[•]-[•]

[DESCRIPTION OF PERFORMANCE CRITERIA]

(b)    [Except as provided in Paragraph 4(c), the Grantee’s rights to CPSUs granted hereunder that are not vested in accordance with the provisions of this Agreement shall automatically be forfeited, without the payment of any consideration therefor, upon the Grantee’s termination of employment, voluntarily or involuntarily, with the Company and its Subsidiaries for any reason (including death).

(c)    Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a termination of the Grantee’s employment by the Company without “Cause” (and not due to the Grantee’s death or disability) during the two-year period following a Change in Control, all outstanding CPSUs under this Agreement shall immediately vest based on target performance, and shall be settled as soon as administratively practicable thereafter.

As used herein, “Cause” means any of the following: (a) the Grantee’s material violation of Company policy that causes harm to the Company or its Subsidiaries; (b) the Grantee’s dishonesty, fraud, willful misconduct, breach of fiduciary duty, or conduct that constitutes conflict of interest; (c) the Grantee’s commission of a felony or the Grantee’s conviction (including any plea of guilty or nolo contendere) for any criminal act involving fraud, dishonesty, misappropriation or moral turpitude; (d) the Grantee’s material failure or refusal to perform his or her job duties in accordance with Company policies; or (e) other wrongful conduct by the Grantee of a similar nature and degree.

As used herein, “Change in Control” means the consummation of a transaction or series of related transactions in which either: (a) one Person (or more than one Person acting as a group) acquires beneficial ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (c) one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company having a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition. As used herein, “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.]1

5.    Settlement. Upon the vesting of the CPSUs as provided in Paragraph 4, the Grantee shall become entitled to receive the total number of CPSUs determined under Section 4. Each CPSU earned, if any, will be paid in a lump sum cash payment, in aggregate, equal to the Fair Market Value of one share of the Company’s Stock as of the applicable vesting date. The lump sum cash payment shall be paid to the Grantee as soon as administratively practicable after the applicable vesting date, and in all events on or before [•].

1 Post-termination and change in control treatment of award and applicable definitions replaced with terms of individual employment agreements or contracts, where applicable.

6.    Tax Withholding. Upon vesting and subsequent settlement in cash, the full payout amount will be reported by the Company as employment income to the Grantee. The Company will be required to withhold tax and other amounts required by federal, state or local statute, ordinance, rule or regulation in respect of this income. Such withholding will reduce the cash payment made, in settlement of the CPSUs, to the Grantee.

7.    Rights as Stockholder. The Grantee shall have no rights as a stockholder of the Company and no voting rights with respect to the CPSUs.

8.    Non-transferability. The CPSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated and any such attempt to transfer any CPSU will not be honored.

9.    Treatment of Dividends. Any dividends or other distributions paid with respect to the Stock prior to the Vesting Date of the CPSUs shall accrue and shall be converted to additional target CPSUs based on the closing price of the Stock on any dividend distribution date, provided that such additional CPSUs shall be subject to the same vesting and performance conditions as are the CPSUs with respect to which they were paid, and shall become earned and vest and be paid to the Grantee only to the extent (and at the same time) that underlying CPSUs vest, and are settled.

10.    Miscellaneous.

(a)    By accepting this Award, the Grantee expressly acknowledges and agrees that the Company may deliver information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) to the Grantee regarding the Company and the Subsidiaries, the Plan, the CPSUs and shares of Stock via Company web site or other electronic delivery.

(b)    This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

(c)    In the event of any conflict between this Agreement and the Plan, the Plan shall control.

(d)    This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

TUTOR PERINI CORPORATION

By:
Name:
Title:

I acknowledge I received a copy of the Plan. I represent that I have read and am familiar with this Agreement and the Plan's terms. By signing below, I accept the Award subject to all of the terms and provisions of this Agreement and of the Plan, as the Plan may be amended in accordance with its terms. I hereby accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the Award.

Dated:	___________________________
Grantee’s Signature

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